DATED April 19, 2000




                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                                      -and-

                         BAKER COMMUNICATIONS FUND, L.P.









                     OVERSEAS SECURITIES LENDER'S AGREEMENT



                                            CONTENTS

Clause                                                                                       Page
------                                                                                       ----
1.       INTERPRETATION.........................................................................4

2.       LOANS OF SECURITIES...................................................................19

3.       DELIVERY OF SECURITIES................................................................19

4.       RIGHTS AND TITLE......................................................................19

5.       RATES.................................................................................22

6.       COLLATERAL............................................................................23

7.       REDELIVERY OF EQUIVALENT SECURITIES...................................................27

8.       SET-OFF ETC...........................................................................29

9.       TAXATION..............................................................................31

10.      LENDER'S WARRANTIES...................................................................31

11.      BORROWER'S WARRANTIES.................................................................32

12.      EVENTS OF DEFAULT.....................................................................33

13.      OUTSTANDING PAYMENTS..................................................................34

14.      TRANSACTIONS ENTERED INTO AS AGENT....................................................34

15.      TERMINATION OF COURSE OF DEALINGS BY NOTICE...........................................36

16.      GOVERNING PRACTICES...................................................................36

17.      OBSERVANCE OF PROCEDURES..............................................................37

18.      SEVERANCE.............................................................................37

19.      SPECIFIC PERFORMANCE..................................................................37

20.      NOTICES...............................................................................37





                                       2

21.      ASSIGNMENT............................................................................37

22.      NON-WAIVER............................................................................37

23.      ARBITRATION AND JURISDICTION..........................................................38

24.      TIME..................................................................................38

25.      RECORDING.............................................................................38

26.      GOVERNING LAW.........................................................................38

SCHEDULE.......................................................................................40





THIS AGREEMENT is made the 19th day of April, 2000

BETWEEN:-

(1) Morgan Stanley & Co. International Limited (the "Borrower"), a company incorporated under the laws of England and Wales whose registered office is at 25 Cabot Square, Canary Wharf, London E14 4QA, Great Britain; and

(2) Baker Communications Fund, L.P. (the "Lender"), a limited partnership organized under the laws of the State of Delaware, whose registered office is c/o Baker Capital Corp., 540 Madison Avenue, New York, New York 10022, United States.

WHEREAS:-

1. From time to time the Parties hereto may enter into transactions in which one Party (the "Lender") agrees to lend to the other (the "Borrower") from time to time Securities (as hereinafter defined), subject to any Inland Revenue provisions then in force.

2. All transactions carried out under this Agreement will be effected in accordance with the Rules (as hereinafter defined) TOGETHER WITH current market practices, customs and conventions.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:-

1.       INTERPRETATION

(A)      In this Agreement:-

"Act of Insolvency"                  means in relation to either Party

                                     (i)     its making a general assignment for
                                             the benefit of, or entering  into a
                                             reorganization,   arrangement,   or
                                             composition with creditors, or

                                     (ii)    its admitting in writing that it is
                                             unable  to pay  its  debts  as they
                                             become due, or

                                     (iii)   its  seeking,   consenting   to  or
                                             acquiescing  in the  appointment of
                                             any     trustee,     administrator,
                                             receiver or liquidator or analogous
                                             officer of it or any material  part
                                             of its property, or;

                                     (iv)    the  presentation  or  filing  of a
                                             petition  in  respect  of it (other
                                             than  by the  other  Party  to this
                                             Agreement   in   respect   of   any
                                             obligation under this Agreement) in
                                             any  court  or  before  any  agency
                                             alleging  or  for  the  bankruptcy,
                                             winding-up  or  insolvency  of such
                                             Party (or any analogous proceeding)
                                             or  seeking   any   reorganization,
                                             arrangement,           composition,
                                             re-adjustment,      administration,
                                             liquidation, dissolution or similar
                                             relief  under any present or future
                                             statute,  law or  regulation,  such
                                             petition  (except  in the case of a
                                             petition  for   winding-up  or  any
                                             analogous  proceeding in respect of
                                             which no such 30 day  period  shall
                                             apply)  not having  been  stayed or
                                             dismissed  within  30  days  of its
                                             filing;

                                     (v)     the   appointment  of  a  receiver,
                                             administrator,     liquidator    or
                                             trustee  or  analogous  officer  of
                                             such Party over all or any material
                                             part of such Party's property; or

                                     (vi)    the convening of any meeting of its
                                             creditors   for  the   purpose   of
                                             considering a voluntary arrangement
                                             as  referred to in Section 3 of the
                                             Insolvency   Act   1986   (or   any
                                             analogous proceeding);

"Agent"                              shall have the same meaning given in Clause
                                     14;

"Alternative Collateral"             means  Collateral  of a Value  equal to the
                                     Collateral  delivered  pursuant to Clause 6
                                     and  provided  by way of  substitution  for
                                     Collateral    originally    delivered    or
                                     previously substituted in accordance with the provisions of Clauses 6(F) or 6(G);

"Appropriate Tax
Vouchers"                            means:-

                                     (i)     either  such  tax  vouchers  and/or
                                             certificates  as shall  enable  the
                                             recipient to claim and receive from
                                             any  relevant  tax  authority,   in
                                             respect  of  interest,   dividends,
                                             distributions  and/or other amounts
                                             (including  for  the  avoidance  of
                                             doubt  any  manufactured   payment)
                                             relating to particular  Securities,
                                             all  and  any  repayment  of tax or
                                             benefit  of tax credit to which the
                                             Lender would have been entitled but
                                             for  the  loan  of   Securities  in
                                             accordance   with  this   Agreement
                                             and/or  to  which  the   Lender  is
                                             entitled in respect of tax withheld
                                             and accounted for in respect of any
                                             manufactured  payment;  or such tax
                                             vouchers and/or certificates as are
                                             provided  by  the  Borrower   which
                                             evidence an amount of overseas  tax
                                             deducted  which  shall  enable  the
                                             recipient to claim and receive from
                                             any relevant tax  authority all and
                                             any  repayment  of tax  from the UK
                                             Inland  Revenue or  benefits of tax
                                             credit in the  jurisdiction  of the
                                             recipient's residence; and

                                     (ii)    such vouchers  and/or  certificates
                                             in respect of interest,  dividends,
                                             distributions  and/or other amounts
                                             relating to particular Collateral;

"Approved UK Collecting
Agent" means a person who is approved as such for the purposes of the Rules of the UK Inland Revenue relating to stocklending and manufactured overseas dividends;

"Approved Intermediary"              means a person who is  approved as such for
                                     the  purposes of the Rules of the UK Inland
                                     Revenue   relating  to   stocklending   and
                                     manufactured overseas dividends;

"Assured Payment"                    means a payment  obligation of a Settlement
                                     Bank  arising  (under the  Assured  Payment

                                     Agreement) as a result of a transfer of stock or other securities to a CGO stock account of a member of the CGO for whom that Settlement Bank is acting;

"Assured Payment
Agreement"                           means an  agreement  dated 24 October  1986
                                     between  the  Bank of  England  and all the
                                     other  banks  which are for the time  being
                                     acting as  Settlement  Banks in relation to
                                     the CGO regulating the  obligations of such
                                     banks  to  make   payments  in  respect  of
                                     transfers of securities through the CGO as supplemented and amended from time to time;

"Base Currency"                      has  the  meaning  given  in  the  Schedule
                                     hereto;

"Bid Price"                          in relation  to  Equivalent  Securities  or
                                     Equivalent   Collateral   means   the  best
                                     available bid price thereof on the most appropriate market in a standard size;

"Bid Value"                          Subject to Clause 8(E) means:-

                                     (a)     in    relation    to     Equivalent
                                             Collateral at a particular time:-

                                             (i)     in relation  to  Collateral
                                                     Types   B(x)  and  C  (more
                                                     specifically referred to in
                                                     the   Schedule)  the  Value
                                                     thereof  as  calculated  in
                                                     accordance     with    such
                                                     Schedule;

                                             (ii)    in  relation  to all  other
                                                     types of  Collateral  (more
                                                     specifically referred to in
                                                     the  Schedule)  the  amount
                                                     which  would be received on
                                                     a sale of  such  Collateral
                                                     at the Bid Price thereof at
                                                     such time  less all  costs,
                                                     fees  and   expenses   that
                                                     would   be    incurred   in
                                                     connection  with selling or
                                                     otherwise   realizing  such
                                                     Equivalent      Collateral,
                                                     calculated      on      the
                                                     assumption     that     the
                                                     aggregate  thereof  is  the
                                                     least that could reasonably
                                                     be  expected  to be paid in
                                                     order  to  carry  out  such
                                                     sale  or  realization   and
                                                     adding  thereto  the amount
                                                     of any interest, dividends,
                                                     distributions    or   other
                                                     amounts  paid to the Lender
                                                     and  in  respect  of  which
                                                     equivalent amounts have not
                                                     been  paid to the  Borrower
                                                     in  accordance  with Clause
                                                     6(G)  prior to such time in
                                                     respect of such  Equivalent
                                                     Collateral  or the original
                                                     Collateral  held  gross  of
                                                     all and any tax deducted or
                                                     paid in respect thereof;

                                     and

                                     (b)     in    relation    to     Equivalent
                                             Securities at a particular time the
                                             amount which would be received on a
                                             sale of such Equivalent  Securities
                                             at the Bid  Price  thereof  at such
                                             time  less  all  costs,   fees  and
                                             expenses  that would be incurred in
                                             connection therewith, calculated on
                                             the  assumption  that the aggregate
                                             thereof  is the  least  that  could
                                             reasonably  be  expected to be paid
                                             in   order   to   carry   out   the
                                             transaction;

"Borrower"                                   with respect to a  particular  loan
                                             of Securities means the Borrower as
                                             referred  to in  Recital  1 of this
                                             Agreement;

"Borrowing Request"                                  means a  request  made  (by
                                                     telephone or  otherwise) by
                                                     the  Borrower to the Lender
                                                     pursuant   to  Clause  2(A)
                                                     specifying the description,
                                                     title  and  amount  of  the
                                                     Securities  required by the
                                                     Borrower,    the   proposed
                                                     Settlement     Date     and
                                                     duration  of such  loan and
                                                     the  date,  time,  mode and
                                                     place  of  delivery   which
                                                     shall,    where   relevant,
                                                     include   the  bank   agent
                                                     clearing   or    settlement
                                                     system and account to which
                                                     delivery of the  Securities
                                                     is to be made;

"Business Day"                       means a day on which  banks and  securities
                                     markets are open for business  generally in
                                     London and, in relation to the  delivery or
                                     redelivery  of  any  of  the  following  in
                                     relation to any loan, in the place(s) where
                                     the   relevant    Securities,    Equivalent
                                     Securities,   Collateral   (including  Cash
                                     Collateral) or Equivalent Collateral are to be delivered;

"Cash Collateral"                    means  Collateral  that takes the form of a
                                     deposit of currency;

"Central Gilts Office"
or ACGO" means the computer based system managed by the Bank of England to facilitate the book-entry transfer of gilt-edged securities;

"CGO Collateral"                     shall  have  the   meaning   specified   in
                                     paragraph A of the Schedule;

"CGO Rules"                          means the  requirements  of the CGO for the
                                     time being in force as defined in the membership agreement regulating membership of the CGO;

"Close of Business"                  means the time at which  banks close in the
                                     business center in which payment is to be made or Collateral is to be delivered;

"Collateral"                         means   such    securities   or   financial
                                     instruments or deposits of currency as are referred to in the Schedule hereto or any combination thereof which are delivered by the Borrower to the Lender in accordance with this Agreement and shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate), and shall include Alternative Collateral;

"Defaulting Party"                   shall have the meaning given in Clause 12;

"Equivalent Collateral" or

"Collateral Equivalent to"           in  relation  to  any  Collateral  provided
                                     under this Agreement means securities, cash
                                     or other  property,  as the case may be, of
                                     an   identical    type,    nominal   value,
                                     description   and   amount  to   particular
                                     Collateral  so provided  and shall  include
                                     the  certificates and other documents of or
                                     evidencing title and transfer in respect of
                                     the foregoing (as  appropriate).  If and to
                                     the extent that such Collateral consists of
                                     securities  that  are  partly  paid or have
                                     been converted,  subdivided,  consolidated,
                                     redeemed,  made the  subject of a takeover,
                                     capitalization issue, rights issue or event
                                     similar  to  any  of  the  foregoing,   the
                                     expression   shall   have   the   following
                                     meaning:

                                     (a)     in   the   case   of    conversion,
                                             subdivision  or  consolidation  the
                                             securities  into which the relevant
                                             Collateral   has  been   converted,
                                             subdivided or consolidated PROVIDED
                                             THAT,  if  appropriate,  notice has
                                             been  given  in   accordance   with
                                             Clause 4(B)(vii);

                                     (b)     in the case of redemption, a sum of
                                             money equivalent to the proceeds of
                                             the redemption;

                                     (c)     in the case of a takeover, a sum of
                                             money  or  securities,   being  the
                                             consideration     or    alternative
                                             consideration of which the Borrower
                                             has given  notice to the  Lender in
                                             accordance with Clause 4(B)(vii);

                                     (d)     in the  case  of a call  on  partly
                                             paid   securities,    the   paid-up
                                             securities    PROVIDED   THAT   the
                                             Borrower  shall  have  paid  to the
                                             Lender an amount of money  equal to
                                             the sum due in respect of the call;

                                     (e)     in  the  case  of a  capitalization
                                             issue,   the  relevant   Collateral
                                             TOGETHER   WITH   the    securities
                                             allotted by way of a bonus thereon;

                                     (f)     in the case of a rights issue,  the
                                             relevant  Collateral  TOGETHER WITH
                                             the  securities  allotted  thereon,
                                             PROVIDED   THAT  the  Borrower  has
                                             given   notice  to  the  Lender  in
                                             accordance  with Clause  4(B)(vii),
                                             and has paid to the  Lender all and
                                             any sums due in respect thereof;

                                     (g)     in  the  event  that a  payment  or
                                             delivery   of  Income  is  made  in
                                             respect of the relevant  Collateral
                                             in  the  form  of  securities  or a
                                             certificate  which  may at a future
                                             date be exchanged for securities or
                                             in the  event of an  option to take
                                             Income in the form of securities or
                                             a certificate which may at a future
                                             date be exchanged  for  securities,
                                             notice   has  been   given  to  the
                                             Borrower in accordance  with Clause
                                             4(B)(vii)  the relevant  Collateral
                                             TOGETHER   WITH   securities  or  a
                                             certificate   equivalent  to  those
                                             allotted;

                                     (h)     in the case of any event similar to
                                             any of the foregoing,  the relevant
                                             Collateral    TOGETHER    WITH   or
                                             replaced  by  a  sum  of  money  or
                                             securities   equivalent   to   that
                                             received   in   respect   of   such
                                             Collateral   resulting   from  such
                                             event;

                                     For the avoidance of doubt,  in the case of
                                     Bankers'   Acceptances   (Collateral   type
                                     B(v)),   Equivalent  Collateral  must  bear
                                     dates,  acceptances  and  endorsements  (if

                                     any) by the  same  entities  as the bill to
                                     which it is intended to be  equivalent  and
                                     for  the   purposes  of  this   definition,
                                     securities    are   equivalent   to   other
                                     securities where they are of an identical type, nominal value, description and amount and such term shall include the certificate and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate);

"Equivalent Securities"              means  securities  of  an  identical  type,
                                     nominal  value,  description  and amount to
                                     particular  Securities  borrowed  and  such
                                     term shall  include  the  certificates  and
                                     other documents of or evidencing  title and
                                     transfer  in respect of the  foregoing  (as
                                     appropriate).  If and to  the  extent  that
                                     such  Securities  are  partly  paid or have
                                     been converted,  subdivided,  consolidated,
                                     redeemed,  made the  subject of a takeover,
                                     capitalization issue, rights issue or event
                                     similar  to  any  of  the  foregoing,   the
                                     expression   shall   have   the   following
                                     meaning:

                                     (a)     in   the   case   of    conversion,
                                             subdivision or  consolidation,  the
                                             securities  into which the borrowed
                                             Securities   have  been  converted,
                                             subdivided or consolidated PROVIDED
                                             THAT  appropriate,  notice has been
                                             given  in  accordance  with  Clause
                                             4(B)(vii);

                                     (b)     in the case of redemption, a sum of
                                             money equivalent to the proceeds of
                                             the redemption;

                                     (c)     in the case of  takeover,  a sum of
                                             money  or  securities,   being  the
                                             consideration     or    alternative
                                             consideration  of which the  Lender
                                             has given notice to the Borrower in
                                             accordance with Clause 4(B)(vii);

                                     (d)     in the  case  of a call  on  partly
                                             paid   securities,    the   paid-up
                                             securities PROVIDED THAT the Lender
                                             shall have paid to the  Borrower an
                                             amount  of  money  equal to the sum
                                             due in respect of the call;

                                     (e)     in  the  case  of a  capitalization
                                             issue,   the  borrowed   Securities
                                             TOGETHER   WITH   the    securities
                                             allotted by way of a bonus thereon;

                                     (f)     in the case of a rights issue,  the
                                             borrowed  Securities  TOGETHER WITH
                                             the  securities  allotted  thereon,
                                             PROVIDED  THAT the Lender has given
                                             notice   to   the    Borrower    in
                                             accordance  with Clause  4(B)(vii),
                                             and has  paid to the  Borrower  all
                                             and  any   sums   due  in   respect
                                             thereof;

                                     (g)     in  the  event  that a  payment  or
                                             delivery   of  Income  is  made  in
                                             respect of the borrowed  Securities
                                             in  the  form  of  securities  or a
                                             certificate  which  may at a future
                                             date be exchanged for securities or
                                             in the  event of an  option to take
                                             Income in the form of securities or
                                             a certificate which may at a future
                                             date be exchanged  for  securities,
                                             notice   has  been   given  to  the
                                             Borrower in accordance  with Clause
                                             4(B)(vii)  the borrowed  Securities
                                             TOGETHER   WITH   securities  or  a
                                             certificate   equivalent  to  those
                                             allotted;

                                     (h)     in the case of any event similar to
                                             any of the foregoing,  the borrowed
                                             Securities    TOGETHER    WITH   or
                                             replaced  by  a  sum  of  money  or
                                             securities   equivalent   to   that
                                             received   in   respect   of   such
                                             borrowed Securities  resulting from
                                             such event;

                                             For    the    purposes    of   this
                                             definition,      securities     are
                                             equivalent   to  other   securities
                                             where  they  are  of  an  identical
                                             type,  nominal  value,  description
                                             and  amount  and  such  term  shall
                                             include the  certificate  and other
                                             documents  of or  evidencing  title
                                             and  transfer  in  respect  of  the
                                             foregoing (as appropriate);

"Event of Default"                   has the meaning given in Clause 12;

"Income"                             any    interest,    dividends    or   other
                                     distributions of any kind whatsoever with respect to any Securities or Collateral;

"Income Payment Date"                with   respect   to   any   Securities   or
                                     Collateral  means the date on which  Income
                                     is paid in  respect of such  Securities  or
                                     Collateral,  or, in the case of  registered
                                     Securities  or  Collateral,   the  date  by
                                     reference to which particular registered holders are identified as being entitled to payment of Income;

"Lender"                             with  respect  to  a  particular   loan  of
                                     Securities means the Lender as referred to in Recital 1 of this Agreement;

"Manufactured Dividend"              shall  have the  meaning  given  in  Clause
                                     4(B)(ii);

"Margin" shall have the meaning specified in the Schedule hereto;

"Nominee"                            means an agent or a  nominee  appointed  by
                                     either Party and approved (if appropriate) as such by the Inland Revenue to accept delivery of, hold or deliver Securities, Equivalent Securities, Collateral and/or
                                     Equivalent Collateral on its behalf whose appointment has been notified to the other
                                     Party;

"Non-Defaulting Party"               shall have the meaning given in Clause 12;

"Offer Price"                        in relation  to  Equivalent  Securities  or
                                     Equivalent   Collateral   means   the  best
                                     available offer price thereof on the most appropriate market in a standard size;

"Offer Value"                        Subject to Clause 8(E) means:-

                                     (a)     in    relation    to     Collateral
                                             equivalent  to  Collateral  types B
                                             (ix)   and  C  (more   specifically
                                             referred to in the Schedule hereto)
                                             the Value  thereof as calculated in
                                             accordance with such Schedule; and

                                     (b)     in    relation    to     Equivalent
                                             Securities or Collateral equivalent
                                             to all  other  types of  Collateral
                                             (more  specifically  referred to in
                                             the Schedule  hereto) the amount it
                                             would  cost to buy such  Equivalent
                                             Securities or Equivalent Collateral
                                             at the Offer Price  thereof at such
                                             time together with all costs,  fees
                                             and expenses that would be incurred
                                             in connection therewith, calculated
                                             on   the   assumption    that   the
                                             aggregate thereof is the least that
                                             could  reasonably be expected to be
                                             paid  in  order  to  carry  out the
                                             transaction;

"Parties"                            means  the  Lender  and  the  Borrower  and
                                     "Party" shall be construed accordingly;

"Performance Date"                   shall have the meaning given in Clause 8;

"Principal"                          shall have the meaning given in Clause 14;

"Reference Price"                    means:

                                     (a)     in  relation  to the  valuation  of
                                             Securities,  Equivalent Securities,
                                             Collateral     and/or    Collateral
                                             equivalent to types B (ii), (viii),
                                             (xi) and (xii)  (more  specifically
                                             referred to in the Schedule hereto)
                                             such  price  as is equal to the mid
                                             market     quotation     of    such
                                             Securities,  Equivalent Securities,
                                             Collateral     and/or    Equivalent
                                             Collateral   as   derived   from  a
                                             reputable    pricing    information
                                             service   (such  as  the   services
                                             provided    by    Reuters,    Extel
                                             Statistical  Services and Telerate)
                                             reasonably  chosen in good faith by
                                             the  Lender or if  unavailable  the
                                             market  value  thereof  as  derived
                                             from the  prices  or rates bid by a
                                             reputable  dealer for the  relevant
                                             instrument   reasonably  chosen  in
                                             good faith by the  Lender,  in each
                                             case at  Close of  Business  on the
                                             previous Business Day;

                                     (b)     in  relation  to the  valuation  of
                                             Collateral     and/or    Collateral
                                             equivalent  to  Collateral  types A
                                             and   B(i)    (more    specifically
                                             referred   to   in   the   Schedule
                                             hereto), the CGO Reference Price of
                                             such     Securities,     Equivalent
                                             Securities,    Collateral    and/or
                                             Equivalent  Collateral then current
                                             as determined  in  accordance  with
                                             the CGO Rules  from time to time in
                                             force.

                                     (c)     in  relation  to the  valuation  of
                                             Collateral     and/or    Collateral
                                             equivalent  to   Collateral   types
                                             B(iii),  (iv),  (v), (vi) (vii) and
                                             (ix), (more  specifically  referred
                                             to in  the  Schedule  hereto),  the
                                             market  value  thereof  as  derived
                                             from the rates bid by Barclays Bank
                                             PLC for such instruments or, in the
                                             absence of such a bid,  the average
                                             of the  rates  bid  by two  leading
                                             market makers for such  instruments
                                             at   Close  of   Business   on  the
                                             previous Business Day;

"Relevant Payment Date"              shall  have the  meaning  given  in  Clause
                                     4(B)(i);

"Rules" means the rules for the time being of the Stock Exchange (where either Party is a member of the Stock Exchange) and/or any other regulatory authority whose rules and regulations shall from time to time affect the activities of the Parties pursuant to this Agreement including but not limited to the stocklending regulations and guidance notes relating to both stocklending and manufactured interest and dividends for the time being in force of the Commissioners of the Inland Revenue and any associated procedures required pursuant thereto (PROVIDED THAT in an Event of Default, where either Party is a member of the Stock Exchange, the Rules and Regulations of the Stock Exchange shall prevail);

"Securities"                         means  Overseas  Securities  as  defined in
                                     paragraph 1 (i) of Schedule 23A to the Income and Corporation Taxes Act 1988 which the Borrower is entitled to borrow from the Lender in accordance with the Rules and which are the subject of a loan pursuant to this Agreement and such term shall include the certificates and other documents of title in respect of the foregoing;

"Settlement Bank"                    means a settlement  member of the CHAPS and
                                     Town Clearing  systems who has entered into
                                     contractual  arrangements  with  the CGO to
                                     provide  Assured  Payment   facilities  for
                                     members of the CGO;

"Settlement Date"                    means the date upon which Securities are or
                                     are to be transferred to the Borrower in accordance with this Agreement;

"Stock Exchange"                     means the London Stock Exchange Limited;

"Value" at any particular time means in respect of Securities and Equivalent Securities, the Reference Price thereof then current and in respect of Collateral and/or Equivalent Collateral such worth as determined in accordance with the Schedule hereto.

(B) All headings appear for convenience only and shall not affect the interpretation hereof.

(C)  Notwithstanding   the  use  of  expressions   such  as  "borrow",   "lend",
     "Collateral", "Margin", "redeliver" etc. which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to Securities "borrowed" or "lent" and "Collateral" provided in accordance with this Agreement shall pass from one Party to another as provided for in this Agreement, the Party obtaining such title being obliged to redeliver Equivalent Securities or Equivalent Collateral as the case may be.

(D) For the purposes of Clauses 6(H)-6(K) and 8(C)-8(E) of this Agreement or otherwise where a conversion into the Base Currency is required, all prices, sums or values (including any Value, Offer Value and Bid Value) of Securities, Equivalent Securities, Collateral or Equivalent Collateral (including Cash Collateral) stated in currencies other than the Base Currency shall be converted into the Base Currency at the spot rate of exchange at the relevant time in the London interbank market for the purchase of the Base Currency with the currency concerned.

(E) Where at any time there is in existence any other agreement between the Parties the terms of which make provision for the lending of Securities (as defined in this Agreement) as well as other securities the terms of this Agreement shall apply to the lending of such Securities to the exclusion of any other such agreement.

(F) Any reference in this Agreement to an act, regulation, or other legislation hereunder shall include a reference to any statutory modification or re-enactment thereof for the time being in force.

2.   LOANS OF SECURITIES

(A) The Lender will lend Securities to the Borrower, and the Borrower will borrow Securities from the Lender in accordance with the terms and conditions of this Agreement and with the Rules PROVIDED ALWAYS THAT the Lender shall have received from the Borrower and accepted (by whatever means) a Borrowing Request.

(B) The Borrower has the right to reduce the amount of Securities referred to in a Borrowing Request PROVIDED THAT the Borrower has notified the Lender of such reduction no later than midday London time on the day which is two Business Days prior to the Settlement Date unless otherwise agreed between the Parties and the Lender shall have accepted such reduction (by whatever means).

3.   DELIVERY OF SECURITIES

The Lender shall procure the delivery of Securities to the Borrower or deliver such Securities in accordance with the relevant Borrowing Request TOGETHER WITH appropriate instruments of transfer duly stamped where necessary and such other instruments as may be requisite to vest title thereto in the Borrower. Such Securities shall be deemed to have been delivered by the Lender to the Borrower on delivery to the Borrower or as it shall direct of the relevant instruments of transfer, or in the case of Securities held by an agent or a clearing or settlement system on the effective instructions to such agent or the operator of such system to hold the Securities absolutely for the Borrower, or by such other means as may be agreed.

4.   RIGHTS AND TITLE

(A) The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

     (i)      any Securities borrowed pursuant to Clause 2;
     (ii)     any Equivalent  Securities  redelivered pursuant to Clause 7;
     (iii)    any Collateral   delivered  pursuant  to  Clause  6;
     (iv)     any  Equivalent Collateral redelivered pursuant to Clauses 6 or 7;

         shall pass from one Party to the other subject to the terms and conditions mentioned herein and in accordance with the Rules, on delivery or redelivery of the same in accordance with this Agreement, free from all liens, charges and encumbrances. In the case of Securities, Collateral, Equivalent Securities or Equivalent Collateral title to which is registered in a computer based system which provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The Party acquiring such right, title and interest shall have no obligation to return or redeliver any of the assets so acquired but, in so far as any Securities are borrowed or any Collateral is delivered to such Party, such Party shall be obliged, subject to the terms of this Agreement, to redeliver Equivalent Securities or Equivalent Collateral as appropriate.

(B)      (i)      Where  Income is paid in relation to any  Securities  on or by reference to an Income  Payment Date on which such  Securities are the subject of a loan  hereunder,  the Borrower  shall, on the date of the payment of such Income,  or on such other date as the  Parties may from time to time  agree,  (the  "Relevant
                  Payment  Date")  pay and  deliver  a sum of money or  property
                  equivalent  to  the  same  (with  any  such   endorsements  or
                  assignments as shall be customary and appropriate to effect the delivery) to the Lender or its Nominee, irrespective of whether the Borrower received the same. The provisions of sub-paragraphs (ii) to (v) below shall apply in relation thereto.

         (ii) Subject to sub-paragraph (iii) below, in the case of any Income comprising a payment, the amount (the "Manufactured Dividend") payable by the Borrower shall be equal to the amount of the relevant Income together with an amount equivalent to any deduction, withholding or payment for or on account of tax made by the relevant issuer (or on its behalf) in respect of such Income together with an amount equal to any other tax credit associated with such Income unless a lesser amount is agreed between the Parties or an Appropriate Tax Voucher (together with any further amount which may be agreed between the Parties to be paid) is provided in lieu of such deduction, withholding tax credit or payment.

         (iii) Where either the Borrower, or any person to whom the Borrower has on-lent the Securities, is unable to make payment of the Manufactured Dividend to the Lender without accounting to the

                  Inland  Revenue for any amount of relevant tax (as required by
                  Schedule 23A to the Income and Corporation Taxes Act 1988) the Borrower shall pay to the Lender or its Nominee, in cash, the Manufactured Dividend less amounts equal to such tax. The Borrower shall at the same time if requested supply Appropriate Tax Vouchers to the Lender.

         (iv) Unless otherwise agreed between the Parties as indicated in the Schedule to this Agreement, if at any time any Manufactured Dividend falls to be paid and neither of the Parties is an Approved UK Intermediary or an Approved UK Collecting Agent, the Borrower shall procure that the payment is paid through an Approved UK Intermediary or an Approved UK Collecting Agent agreed by the Parties for this purpose, unless the rate of relevant withholding tax in respect of any Income that would have been payable to the Lender but for the loan of the Securities would have been zero and no income tax liability under Chapter VIIA of Part IV of the Income and Corporation Taxes Act 1988 would have arisen in respect thereof.

         (v) In the event of the Borrower failing to remit either directly or by its Nominee any sum payable pursuant to this Clause, the Borrower hereby undertakes to pay a rate to the Lender (upon demand) on the amount due and outstanding at the rate provided for in Clause 13 hereof. Interest on such sum shall accrue daily commencing on and inclusive of the third Business Day after the Relevant Payment Date, unless otherwise agreed between the Parties.

         (vi) Each Party undertakes that where it holds securities of the same description as any securities borrowed by it or transferred to it by way of collateral at a time when a right to vote arises in respect of such securities, it will use its best endeavors to arrange for the voting rights attached to such securities to be exercised in accordance with the instructions of the Lender or Borrower (as the case may be) PROVIDED ALWAYS THAT each Party shall use its best endeavors to notify the other of its instructions in writing no later than seven Business Days prior to the date upon which such votes are exercisable or as otherwise agreed between the Parties and that the Party concerned shall not be obliged so to exercise the votes in respect of a number of Securities greater than the number so lent or transferred to it. For the avoidance of doubt the Parties agree that subject as hereinbefore provided any voting rights attaching to the relevant Securities, Equivalent Securities, Collateral and/or Equivalent Collateral shall be exercisable by the persons in whose name they are registered or in the case of Securities, Equivalent Securities, Collateral and/or Equivalent Collateral in bearer form, the persons by or on behalf of whom they are held, and not necessarily by the Borrower or the Lender (as the case may be).

         (vii) Where, in respect of any borrowed Securities or any Collateral, any rights relating to conversion, sub-division, consolidation, pre-emption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such Securities or
                  Collateral, become exercisable prior to the redelivery of Equivalent Securities or Equivalent Collateral, then the
                  Lender or Borrower, as the case may be, may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the other Party that on redelivery of Equivalent Securities or Equivalent Collateral, as the case may be, it wishes to receive Equivalent Securities or Equivalent Collateral in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice.

         (viii) Any payment to be made by the Borrower under this Clause shall be made in a manner to be agreed between the Parties.

5.       RATES

(A) In respect of each loan of Securities, the Borrower shall pay to the Lender, in the manner prescribed in sub-Clause (C), sums calculated by applying such rate as shall be agreed between the Parties from time to time to the daily Value of the relevant Securities.

(B) Where Cash Collateral is deposited with the Lender in respect of any loan of Securities in circumstances where:

         (i) interest is earned by the Lender in respect of such Cash Collateral and that interest is paid to the Lender without deduction of tax, the Lender shall pay to the Borrower, in the manner prescribed in sub-Clause (C), an amount equal to the gross amount of such interest earned. Any such payment due to the Borrower may be set-off against any payment due to the Lender pursuant to sub-Clause (A) hereof if either the Borrower has warranted to the Lender in this Agreement that it is subject to tax in the United Kingdom under Case I of

                  Schedule D in respect of any income arising pursuant to or in connection with the borrowing of Securities hereunder or the Lender has notified the Borrower of the gross amount of such interest or income; and

         (ii) sub-Clause (B)(i) above does not apply, the Lender shall pay to the Borrower, in the manner presented in sub-Clause (C), sums calculated by applying such rates as shall be agreed between the Parties from time to time to the amount of such Cash Collateral. Any such payment due to the Borrower may be set-off against any payment due to the Lender pursuant to sub-Clause (A) hereof.

(C) In respect of each loan of Securities, the payments referred to in sub-Clauses (A) and (B) of this Clause shall accrue daily in respect of the period commencing on and inclusive of the Settlement Day and terminating on and exclusive of the Business Day upon which Equivalent Securities are redelivered or Cash Collateral is repaid. Unless otherwise agreed, the sums so accruing in respect of each calendar month shall be paid in arrears by the Borrower to the Lender or to the Borrower by the Lender (as the case may be) not later than the Business Day which is one week after the last Business Day of the calendar month to which such payments relate or such other date as the Parties shall from time to time agree. Any payment made pursuant to sub-Clauses (A) and (B) hereof shall be in such currency and shall be paid in such manner and at such place as shall be agreed between the Parties.

6.       COLLATERAL

(A)      (i)      Subject to  sub-Clauses  (B),  (C) and (E) below the  Borrower
                  undertakes  to  deliver   Collateral  to  the  Lender  (or  in
                  accordance  with  the  Lender's  instructions)  TOGETHER  WITH
                  appropriate   instruments   of  transfer  duly  stamped  where
                  necessary and such other instruments as may be requisite to vest title thereto in the Lender simultaneously with delivery of the borrowed Securities and in any event no later than Close of Business on the Settlement Date. Collateral may be provided in any of the forms specified in the Schedule hereto
                  (as agreed between the Parties);

         (ii) where Collateral is delivered to the Lender's Nominee any obligation under this Agreement to redeliver or otherwise account for Equivalent Collateral shall be an obligation of the Lender notwithstanding that any such redelivery may be effected in any particular case by the Nominee.

(B) Where CGO Collateral is provided to the Lender or its Nominee by member-to-member delivery or delivery-by-value in accordance with the provisions of the CGO Rules from time to time in force, the obligation of the Lender shall be to redeliver Equivalent Collateral through the CGO to the Borrower in accordance with this Agreement. Any references, (howsoever expressed) in this Agreement, the Rules, and/or any other agreement or communication between the Parties to an obligation to redeliver such Equivalent Collateral shall be construed accordingly. If the loan of Securities in respect of which such Collateral was provided has not been discharged when the Collateral is redelivered, the Assured Payment obligation generated on such redelivery shall be deemed to constitute a payment of money which shall be treated as Cash Collateral until the loan is discharged, or further Equivalent Collateral is provided later during that Business Day. This procedure shall continue daily where CGO Collateral is delivered-by-value for as long as the relevant loan remains outstanding.

(C)      Where   CGO   Collateral   or   other   collateral   is   provided   by
         delivery-by-value to a Lender or its Nominee the Borrower may consolidate such Collateral with other Collateral provided by the same delivery to a third party for whom the Lender or its Nominee is acting.

(D) Where Collateral is provided by delivery-by-value through an alternative book entry transfer system, not being the CGO, the obligation of the Lender shall be to redeliver Equivalent Collateral through such book entry transfer system in accordance with this Agreement. If the loan of Securities in respect of which such Collateral was provided has not been discharged when the Collateral is redelivered, any payment obligation generated within the book entry transfer system on such redelivery shall be deemed to constitute a payment of money which shall be treated as Cash Collateral until the loan is discharged, or further Equivalent Collateral is provided later during that Business Day. This procedure shall continue when Collateral is delivered-by-value for as long as the relevant loan remains outstanding;

(E) Where Cash Collateral is provided the sum of money so deposited may be adjusted in accordance with Clause 6(H). Subject to Clause 6(H)(ii), the Cash Collateral shall be repaid at the same time as Equivalent Securities in respect of the Securities borrowed are redelivered, and the Borrower shall not assign, charge, dispose of or otherwise deal with its rights in respect of the Cash Collateral. If the Borrower fails to comply with its obligations for such redelivery of Equivalent Securities the Lender shall have the right to apply the Cash Collateral by way of set-off in accordance with Clause 8.

(F) The Borrower may from time to time call for the repayment of Cash Collateral or the redelivery of Collateral equivalent to any Collateral delivered to the Lender prior to the date on which the same would otherwise have been repayable or redeliverable PROVIDED THAT at the time of such repayment or redelivery the Borrower shall have delivered or delivers Alternative Collateral acceptable to the Lender.

(G)      (i)      Where Collateral  (other than Cash Collateral) is delivered in respect of which any Income may become payable, the Borrower shall call for the redelivery of Collateral equivalent to such Collateral in good time to ensure that such Equivalent
                  Collateral may be delivered prior to any such Income becoming payable to the Lender, unless in relation to such Collateral the Parties are satisfied before the relevant Collateral is transferred that no tax will be payable to the UK Inland
                  Revenue under Schedule 23A of the Income and Corporation Taxes
                  Act 1988. At the time of such redelivery the Borrower shall deliver Alternative Collateral acceptable to the Lender.

         (ii) Where the Lender receives any Income in circumstances where the Parties are satisfied as set out in Clause 6(G)(i) above, then the Lender shall on the date on which the Lender receives such Income or on such date as the Parties may from time to time agree, pay and deliver a sum of money or property equivalent to such Income (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to the Borrower and shall supply Appropriate Tax Vouchers (if any) to the Borrower.

(H) Unless the Schedule to this Agreement indicates that Clause 6(I) shall apply in lieu of this Clause 6(H), or unless otherwise agreed between the Parties, the Value of the Collateral delivered to or deposited with the Lender or its nominated bank or depositary (excluding any Collateral repaid or redelivered under sub-Clauses (H)(ii) or (I)(ii) below (as the case may be) ("Posted Collateral")) in respect of any loan of Securities shall bear from day to day and at any time the same proportion to the Value of the Securities borrowed under such loan as the Posted Collateral bore at the commencement of such loan.
         Accordingly:

         (i) the Value of the Posted Collateral to be delivered or deposited while the loan of Securities continues shall be equal to the Value of the borrowed Securities and the Margin applicable thereto (the "Required Collateral Value");

         (ii) if on any Business Day the Value of the Posted Collateral in respect of any loan of Securities exceeds the Required Collateral Value in respect of such loan, the Lender shall (on demand) repay such Cash Collateral and/or redeliver to the Borrower such Equivalent Collateral as will eliminate the excess; and

         (iii) if on any Business Day the Value of the Posted Collateral falls below the Required Collateral Value, the Borrower shall provide such further Collateral to the Lender as will eliminate the deficiency.

(I) Subject to Clause 6(J), unless the Schedule to this Agreement indicates that Clause 6(H) shall apply in lieu of this Clause 6(I), or unless otherwise agreed between the Parties:-

         (i) the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement shall equal the aggregate of the Required Collateral Values in respect of such loans;

         (ii) if at any time the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement exceeds the aggregate of the Required Collateral Values in respect of such loans, the Lender shall (on demand) repay such Cash Collateral and/or redeliver to the Borrower such Equivalent Collateral as will eliminate the excess;

         (iii) if at any time the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement falls below the aggregate of Required Collateral Values in respect of all such loans, the Borrower shall (on demand) provide such further Collateral to the Lender as will eliminate the deficiency.

(J) Where Clause 6(I) applies, unless the Schedule to this Agreement indicates that this Clause 6(J) does not apply, if a Party (the "first Party") would, but for this Clause 6(J), be required under Clause 6(I) to repay Cash Collateral, redeliver Equivalent Securities or provide further Collateral in circumstances where the other Party (the "second Party") would, but for this Clause 6(J), also be required to repay Cash Collateral or provide or redeliver Equivalent Collateral under Clause 6(I), then the Value of the Cash Collateral or Equivalent Collateral deliverable by the first Party ("X") shall be set-off against the Value of the Cash Collateral, or Equivalent Collateral or further Collateral deliverable by the second Party ("Y") and the only obligation of the Parties under Clause 6(I) shall be, where X exceeds Y, an obligation of the first Party, or where Y exceeds X, an obligation of the second Party, to repay Cash Collateral, redeliver Equivalent Collateral or to deliver further Collateral having a Value equal to the difference between X and Y.

(K) Where Cash Collateral is repaid, Equivalent Collateral is redelivered or further Collateral is provided by a Party under Clause 6(H), the Parties shall agree to which loan or loans of Securities such repayment, redelivery or further provision is to be attributed and failing agreement it shall be attributed, as determined by the Party making such repayment, redelivery or further provision to the earliest outstanding loan and, in the case of a repayment or redelivery up to the point at which the Value of Collateral in respect of such loan is reduced to zero and, in the case of a further provision up to the point at which the Value of the Collateral in respect of such loan equals the Required Collateral Value in respect of such loan, and then to the next earliest outstanding loan up to the similar point and so on.

(L) Where any Cash Collateral falls to be repaid or Equivalent Collateral to be redelivered or further Collateral to be provided under this Clause 6, it shall be delivered within the minimum period after demand specified in the Schedule or if no appropriate period is there specified within the standard settlement time for delivery of the relevant type of Cash Collateral, Equivalent Collateral or Collateral, as the case may be.

7.       REDELIVERY OF EQUIVALENT SECURITIES

(A) The Borrower undertakes to redeliver Equivalent Securities in accordance with this Agreement and the terms of the relevant Borrowing Request. For the avoidance of doubt any reference herein or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to redeliver or account for or act in relation to borrowed Securities shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Securities.

(B) Subject to Clause 8 hereof and the terms of the relevant Borrowing Request the Lender may call for the redelivery of all or any Equivalent Securities at any time by giving notice on any Business Day of not less than the standard settlement time for such Equivalent Securities on the exchange or in the clearing organization through which the relevant borrowed Securities were originally delivered. The Borrower shall as hereinafter provided redeliver such Equivalent Securities not later than the expiry of such notice in accordance with the Lender's instructions. Simultaneously with the redelivery of the Equivalent Securities in accordance with such call, the Lender shall (subject to Clause 6(I), if applicable) repay any Cash Collateral and redeliver to the Borrower Collateral equivalent to the Collateral delivered pursuant to Clause 6 in respect of the borrowed Securities. For the avoidance of doubt any reference herein or in any other agreement or communication between the Parties (however expressed) to an obligation to redeliver or account for or act in relation to Collateral shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Collateral.

(C) If the Borrower does not redeliver Equivalent Securities in accordance with such call, the Lender may elect to continue the loan of Securities PROVIDED THAT if the Lender does not elect to continue the loan the Lender may by written notice to the Borrower elect to terminate the relevant loan. Upon the expiry of such notice the provisions of Clauses
         (8) (B) to (F) shall apply as if upon the expiry of such notice an Event of Default had occurred in relation to the Borrower (who shall thus be the Defaulting Party for the purposes of this Agreement) and as if the relevant loan were the only loan outstanding.

(D) In the event that as a result of the failure of the Borrower to redeliver Equivalent Securities to the Lender in accordance with this Agreement a "buy-in" is exercised against the Lender then provided that reasonable notice has been given to the Borrower of the likelihood of such a "buy-in", the Borrower shall account to the Lender for the total costs and expenses reasonably incurred by the Lender as a result of such "buy-in".

(E) Subject to the terms of the relevant Borrowing Request, the Borrower shall be entitled at any time to terminate a particular loan of Securities and to redeliver all and any Equivalent Securities due and outstanding to the Lender in accordance with the Lender's instructions. The Lender shall accept such redelivery and simultaneously therewith (subject to Clause 6(I) if applicable) shall repay to the Borrower any Cash Collateral or, as the case may be, redeliver Collateral equivalent to the Collateral provided by the Borrower pursuant to Clause 6 in respect thereof.

(F) Where a TALISMAN short term certificate (as described in paragraph C of the Schedule) is provided by way of Collateral, the obligation to redeliver Equivalent Collateral is satisfied by the redelivery of the certificate to the Borrower or its expiry as provided for in the Rules applying to such certificate.

(G) Where a Letter of Credit is provided by way of Collateral, the obligation to redeliver Equivalent Collateral is satisfied by the Lender redelivering for cancellation the Letter of Credit so provided, or where the Letter of Credit is provided in respect of more than one loan, by the Lender consenting to a reduction in the value of the Letter of Credit.

8.       SET-OFF ETC.

(A) On the date and time (the "Performance Date") that Equivalent Securities are required to be redelivered by the Borrower in accordance with the provisions of this Agreement the Lender shall simultaneously redeliver the Equivalent Collateral and repay any Cash Collateral held (in respect of the Equivalent Securities to be redelivered) to the Borrower. Neither Party shall be obliged to make delivery (or make a payment as the case may be) to the other unless it is satisfied that the other Party will make such delivery (or make an appropriate payment as the case may be) to it simultaneously. If it is not so satisfied (whether because an Event of Default has occurred in respect of the other Party or otherwise) it shall notify the other party and unless that other Party has made arrangements which are sufficient to assure full delivery (or the appropriate payment as the case may be) to the notifying Party, the notifying Party shall (provided it is itself in a position, and willing, to perform its own obligations) be entitled to withhold delivery (or payment, as the case may be) to the other Party.

(B) If an Event of Default occurs in relation to either Party, the Parties' delivery and payment obligations (and any other obligations they have under this Agreement) shall be accelerated so as to require performance thereof at the time such Event of Default occurs (the date of which shall be the "Performance Date" for the purposes of this clause) and in such event:

         (i) the Relevant Value of the Securities to be delivered (or payment to be made, as the case may be) by each Party shall be established in accordance with Clause 8(C); and

         (ii) on the basis of the Relevant Values so established, an account shall be taken (as at the Performance Date) of what is due from each Party to the other and (on the basis that each Party's claim against the other in respect of delivery of Equivalent Securities or Equivalent Collateral or any cash payment equals the Relevant Value thereof) the sums due from one Party shall be set-off against the sums due from the other and only the balance of the account shall be payable (by the Party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be payable on the Performance Date.

(C)      For the purposes of Clause 8(B) the Relevant Value:-

         (i) of any cash payment obligation shall equal its par value (disregarding any amount taken into account under (ii) or (iii) below);

         (ii) of any securities to be delivered by the Defaulting Party shall, subject to Clause 8(E) below, equal the Offer Value thereof; and

         (iii) of any securities to be delivered to the Defaulting Party shall, subject to Clause 8(E) below, equal the Bid Value thereof.

(D) For the purposes of Clause 8(C), but subject to Clause 8(E) below, the Bid Value and Offer Value of any securities shall be calculated as at the Close of Business in the most appropriate market for securities of the relevant description (as determined by the Non-Defaulting Party) on the first Business Day following the Performance Date, or if the relevant Event of Default occurs outside the normal business hours of such market, on the second Business Day following the Performance Date (the "Default Valuation Time");

(E)      (i)      Where the Non-Defaulting Party has following the occurrence of an Event of Default but prior to the Default Valuation Time purchased securities forming part of the same issue and being of an identical type and description to those to be delivered by the Defaulting Party and in substantially the same amount as those securities or sold securities forming part of the same issue and being of an identical type and description to those to be delivered by him to the Defaulting Party and in substantially the same amount as those securities, the cost of such purchase or the proceeds of such sale, as the case may be, (taking into account all reasonable costs, fees and expenses that would be incurred in connection therewith) shall be treated as the Offer Value or Bid Value, as the case may be, of the relevant securities for the purposes of this Clause
                  8.

         (ii) Where the amount of any securities sold or purchased as mentioned in (E)(i) above is not in substantially the same amount as those securities to be valued for the purposes

                  Clause 8(C) the Offer Value or the Bid Value (as the case may be) of those securities shall be ascertained by dividing the net proceeds of sale or cost of purchase by the amount of the securities sold or purchased so as to obtain a net unit price and multiplying that net unit price by the amount of the securities to be valued.

(F) Any reference in this Clause 8 to securities shall include any asset other than cash provided by way of Collateral.

(G) If the Borrower or the Lender for any reason fail to comply with their respective obligations under Clauses 6(F) or 6(G) in respect of redelivery of Equivalent Collateral or repayment of Cash Collateral such failure shall be an Event of Default for the purposes of this Clause 8, and the person failing to comply shall thus be the Defaulting Party.

(H) Subject to and without prejudice to its rights under Clause 8(A) either Party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities, Collateral and cash transfers waive its right under this Agreement in respect of simultaneous delivery and/or payment PROVIDED THAT no such waiver in respect of one transaction shall bind it in respect of any other transaction.

9.       TAXATION

(A) The Borrower hereby undertakes promptly to pay and account for any transfer or similar duties or taxes chargeable in connection with any transaction effected pursuant to or contemplated by this Agreement, and shall indemnify and keep indemnified the Lender against any liability arising in respect thereof as a result of the Borrower's failure to do so.

(B) A Party undertakes to notify the other Party if it becomes or ceases to be an Approved UK Intermediary or an Approved UK Collecting Agent.

10.      LENDER'S WARRANTIES

         Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Lender:

(A) it is duly authorised and empowered to perform its duties and obligations under this Agreement;

(B) it is not restricted under the terms of its constitution or in any other manner from lending Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

(C) it is absolutely entitled to pass full legal and beneficial ownership of all Securities provided by it hereunder to the Borrower free from all liens, charges and encumbrances;

(D) where the Schedule to this Agreement specifies that this Clause 10(D) applies, it is not resident in the United Kingdom for tax purposes and either is not carrying on a trade in the United Kingdom through a branch or agency or if it is carrying on such a trade the loan is not entered into in the course of the business of such branch or agency, and it has (i) delivered or caused to be delivered to the Borrower a duly completed and certified Certificate (MOD2) or a photocopy thereof bearing an Inland Revenue acknowledgment and unique number and such Certificate or photocopy remains valid or (ii) has taken all necessary steps to enable a specific authorization to make gross payment of the Manufactured Dividend to be issued by the Inland Revenue;

11.      BORROWER'S WARRANTIES

Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Borrower:

(A) it has all necessary licenses and approvals, and is duly authorised and empowered, to perform its duties and obligations under this Agreement and will do nothing prejudicial to the continuation of such authorization, licences or approvals;

(B)      it is not  restricted  under  the terms of its  constitution  or in any
         other  manner  from  borrowing   Securities  in  accordance  with  this
         Agreement or from otherwise performing its obligations hereunder;

(C) it is absolutely entitled to pass full legal and beneficial ownership of all Collateral provided by it hereunder to the Lender free from all liens, charges and encumbrances;

(D)      it is acting as principal in respect of this Agreement;

(E) where the Schedule to this Agreement specifies this Clause 11(E) applies, it is subject to tax in the United Kingdom under Case I of

         Schedule D in respect of any income arising pursuant to or in connection with the borrowing of Securities hereunder.

12.      EVENTS OF DEFAULT

Each of the following events occurring in relation to either Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party") shall be an Event of Default for the purpose of Clause 8:-

(A) the Borrower or Lender failing to pay or repay Cash Collateral or deliver or redeliver Collateral or Equivalent Collateral upon the due date, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(B) the Lender or Borrower failing to comply with its obligations under Clause 6, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(C) the Borrower failing to comply with Clause 4(B)(i), (ii) or (iii) hereof, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(D) an Act of Insolvency occurring with respect to the Lender or the Borrower and (except in the case of an Act of Insolvency which is the presentation of a petition for winding up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the Non-Defaulting Party serves written notice on the Defaulting Party;

(E) any representations or warranties made by the Lender or the Borrower being incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(F) the Lender or the Borrower admitting to the other that it is unable to, or it intends not to, perform any of its obligations hereunder and/or in respect of any loan hereunder, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(G) the Lender (if appropriate) or the Borrower being declared in default by the appropriate authority under the Rules or being suspended or expelled from membership of or participation in any securities exchange or association or other self-regulatory organization, or suspended from dealing in securities by any government agency, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(H) any of the assets of the Lender or the Borrower or the assets of investors held by or to the order of the Lender or the Borrower being transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the Non-Defaulting Party serves written notice on the Defaulting Party, or

(I) the Lender or the Borrower failing to perform any other of its obligations hereunder and not remedying such failure within 30 days after the Non-Defaulting Party serves written notice requiring it to remedy such failure, and the Non-Defaulting Party serves a further written notice on the Defaulting Party.

Each Party shall notify the other if an Event of Default occurs in relation to it.

13.      OUTSTANDING PAYMENTS

In the event of either Party failing to remit either directly or by its Nominee sums in accordance with this Agreement such Party hereby undertakes to pay a rate to the other Party upon demand on the net balance due and outstanding of 1% above the Barclays Bank PLC base rate from time to time in force.

14.      TRANSACTIONS ENTERED INTO AS AGENT

(A) Subject to the following provisions of this Clause, the Lender may enter into loans as agent (in such capacity, the "Agent") for a third person (a "Principal"), whether as custodian or investment manager or otherwise (a loan so entered into being referred to in this clause as an "Agency Transaction").

(B)      A Lender may enter into an Agency Transaction if, but only if:-

         (i) if specifies that loan as an Agency Transaction at the time when it enters into it;

         (ii) it enters into that loan on behalf of a single Principal whose identity is disclosed to the Borrower (whether by name or by reference to a code or identifier which the Parties have agreed will be used to refer to a specified Principal) at the time when it enters into the loan; and


         (iii) it has at the time when the loan is entered into actual authority to enter into the loan and to perform on behalf of that Principal all of that Principal's obligations under the agreement referred to in (D)(ii) below.

(C) The Lender undertakes that, if it enters as agent into an Agency Transaction, forthwith upon becoming aware:-

         (i) of any event which constitutes an Act of Insolvency with respect to the relevant Principal; or

         (ii) of any breach of any of the warranties given in Clause 14(E) below or of any event or circumstance which has the result that any such warranty would be untrue if repeated by reference to the current facts;

         it will inform the Borrower of that fact and will, if so required by the Borrower, furnish it with such additional information as it may reasonably request.

(D)      (i)      Each Agency  Transaction  shall be a  transaction  between the relevant Principal and the Borrower and no person other than the relevant Principal and the Borrower shall be a party to or have any rights or obligations under an Agency Transaction.
                  Without limiting the foregoing, the Lender shall not be liable as principal for the performance of an Agency Transaction or for breach of any warranty contained in Clause 10(D) or 11(E) of this Agreement, but this is without prejudice to any liability of the Lender under any other provision of this Clause.

         (ii) All the provisions of the Agreement shall apply separately as between the Borrower and each Principal for whom the Agent has entered into an Agency transaction or Agency Transactions as if each such Principal were a party to a separate agreement with the Borrower in all respects identical with this Agreement other than this paragraph and as if the Principal were Lender in respect of that agreement.

                  PROVIDED THAT

                  if there occurs in relation to the Agent an Event of Default or an event which would constitute an Event of Default if the Borrower served written notice under any sub-Clause of Clause 12, the Borrower shall be entitled by giving written notice to the Principal (which notice shall be validly given if given to the Lender in accordance with Clause 20) to declare that by reason of that event an Event of Default is to be treated as occurring in relation to the Principal. If the Borrower gives such a notice then an Event of Default shall be treated as occurring in relation to the Principal at the time when the notice is deemed to be given; and

                  if the Principal is neither incorporated nor has established a place of business in Great Britain, the Principal shall for the purposes of the agreement referred to in (D)(ii) be deemed to have appointed as its agent to receive on its behalf service of process in the courts of England the Agent, or if the Agent is neither incorporated nor has established a place of business in the United Kingdom, the person appointed by the Agent for the purposes of this Agreement, or such other person as the Principal may from time to time specify in a written notice given to the other party.

         (iii) The foregoing provisions of this Clause do not affect the operation of the Agreement as between the Borrower and the Lender in respect of any transactions into which the Lender may enter on its own account as principal.

(E) The Lender warrants to the Borrower that it will, on every occasion on which it enters or purports to enter into a transaction as an Agency Transaction, have been duly authorised to enter into that loan and perform the obligations arising thereunder on behalf of the person whom it specifies as the Principal in respect of that transaction and to perform on behalf of that person all the obligations of that person under the agreement referred to in (D)(ii).

15.      TERMINATION OF COURSE OF DEALINGS BY NOTICE

Each Party shall have the right to bring the course of dealing contemplated under this Agreement to an end by giving not less than 15 Business Days' notice in writing to the other Party (which notice shall specify the date of termination) subject to an obligation to ensure that all loans and which have been entered into but not discharged at the time such notice is given are duly discharged in accordance with this Agreement and with the Rules.

16.      GOVERNING PRACTICES

The Borrower shall use its best endeavors to notify the Lender (in writing) of any changes in legislation or practices governing or affecting the Lender's rights or obligations under this Agreement or the treatment of transactions effected pursuant to or contemplated by this Agreement.

17.      OBSERVANCE OF PROCEDURES

Each of the Parties hereto agrees that in taking any action that may be required in accordance with this Agreement it shall observe strictly the procedures and timetable applied by the Rules and, further, shall observe strictly any agreement (oral or otherwise) as to the time for delivery or redelivery of any money, Securities, Equivalent Securities, Collateral or Equivalent Collateral entered into pursuant to this Agreement.

18.      SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.

19.      SPECIFIC PERFORMANCE

Each Party agrees that in relation to legal proceedings it will not seek specific performance of the other Party's obligation to deliver or redeliver Securities, Equivalent Securities, Collateral or Equivalent Collateral but without prejudice to any other rights it may have.

20.      NOTICES

All notices issued under this Agreement shall be in writing (which shall include telex or facsimile messages) and shall be deemed validly delivered if sent by prepaid first class post to or left at the addresses or sent to the telex or facsimile number of the Parties respectively or such other addresses or telex or facsimile numbers as each Party may notify in writing to the other.

21.      ASSIGNMENT

Neither Party may charge assign or transfer all or any of its rights or obligations hereunder without the prior consent of the other Party.

22.      NON-WAIVER

No failure or delay by either Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

23.      ARBITRATION AND JURISDICTION

(A) All claims, disputes and matters of conflict between the Parties arising hereunder shall be referred to or submitted for arbitration in London in accordance with English Law before a sole arbitrator to be agreed between the Parties or in default of agreement by an arbitrator to be nominated by the Chairman of The Stock Exchange on the application of either Party, and this Agreement shall be deemed for this purpose to be a submission to arbitration within the Arbitration Acts 1950 and 1979, or any statutory modification or re-enactment thereof for the time being in force.

(B) This Clause shall take effect notwithstanding the frustration or other termination of this Agreement.

(C) No action shall be brought upon any issue between the Parties under or in connection with this Agreement until the same has been submitted to arbitration pursuant hereto and an award made.

24.      TIME

Time shall be of the essence of the Agreement.

25.      RECORDING

The  Parties  agree  that  each  may   electronically   record  all   telephonic
conversations between them.

26.      GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English Law.

         IN WITNESS WHEREOF this Agreement has been executed on behalf of the Parties hereto the day and year first before written.

                                 MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                                 By:   _______________________
                                       Name:
                                       Title:


                                 BAKER COMMUNICATIONS FUND L.P.

                                 By:   Baker Capital Partners, LLC
                                       Name: _______________
                                       Title: ________________

                                    SCHEDULE
                                    ________


BASE CURRENCY
The Base Currency applicable to this Agreement is United States Dollars, unless otherwise agreed.

LENDER'S WARRANTIES
Where Morgan Stanley & Co. International Limited is Lender, Clause 10(D) shall not apply.

BORROWER'S WARRANTIES
Where Morgan Stanley & Co. International Limited is Borrower, Clause 11(E) shall apply.

                Annex I to Overseas Securities Lender's Agreement

                                                      Dated as of April 19, 2000




                        Supplemental Terms and Conditions


         Pursuant to the terms of the Overseas Securities Lender's Agreement (the "Agreement") between Baker Communications Fund L.P. (the "Counterparty") for itself or for itself and on behalf of any Accounts (each an "Account") identified in the Agreement or annexes thereto and Morgan Stanley & Co. International Limited ("MSIL") dated as of April 19, 2000, the parties agree that Loans shall be governed by the Supplemental Terms and Conditions (the "Supplement") stated herein, which Supplement shall be incorporated into the Agreement and be deemed a part thereof. The Counterparty and MSIL are collectively referred to herein as the "Parties." The Parties are supplementing the Agreement in order to appoint Morgan Stanley & Co. Incorporated ("MS&Co."), a broker and dealer registered under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), agent for the Parties in accordance with the terms hereof.


1. Subject to Section 5 hereof, the Agreement is amended to the extent required so that MS&Co. shall accept delivery of Securities for the Counterparty from MSIL upon entering into a Loan in which MSIL is the Lender or shall accept delivery of Collateral from MSIL for the Counterparty upon entering into a Loan in which MSIL is the Borrower.

2. Subject to Section 5 hereof, the Agreement is amended to the extent required so that, upon the termination of a Loan, MS&Co. shall accept delivery of the Collateral for the Counterparty for a Loan in which MSIL was the Lender or MS&Co. shall accept delivery of the Securities from MSIL in a Loan in which MSIL was the Borrower.

3. MS&Co., as agent, agrees that, upon receipt of the Securities or the Collateral, as the case may be, from MSIL, it shall, as agent, transfer the Securities or the Collateral, as the case may be, to the Counterparty against delivery of the Collateral or the Securities, as the case may be.

4. The Parties agree that the transfer of the Securities and Collateral to MS&Co. shall happen simultaneously and that MS&Co. shall not be obligated to transfer Securities or Collateral if the other Party fails to deliver Collateral or Securities, as the case may be, nor shall it be obligated to provide Securities or Collateral if it does not receive these.

5. Effecting Loans. The Parties agree that any Loan between MSIL and the Counterparty must be effected through MS&Co., as agent for MSIL and the Counterparty. MS&Co. shall be responsible for operational aspects of the Loan, such as recordkeeping, reporting, clearance and settlement and shall be responsible for confirming the Loan to the Counterparty; provided, however, the Parties agree that MS&Co. need not be responsible for the settlement and clearance of a Loan if (i) the securities lending transaction involves foreign securities or U.S.
         government securities; (ii) MSIL is not acting as a custodian for Counterparty's funds or securities and (iii) MSIL is not in default to any counterparty on any material financial market transaction. For purposes of this Supplement, a "foreign security" shall mean (x) a security issued by an issuer not organized or incorporated under the laws of the United States when the transaction in such security is not effected on a U.S. securities exchange or through Nasdaq or (y) a debt security (including a convertible debt security) issued by an issuer organized or incorporated in the United States in connection with a distribution conducted outside the United States. MSIL hereby agrees to make all clearance and settlement information relating to any foreign or U.S. government securities that are settled through MSIL available to MS&Co.

6. MS&Co. as Custodian for the Collateral. In the event Lender does not take delivery of the Collateral and the Counterparty is the Lender:

         (a) MS&Co. shall maintain the Collateral in a segregated account to the order of the Lender, hereinafter referred to as the "Custody Account." The Counterparty hereby authorizes MS&Co. to lend the Collateral either to itself or to others, together with all attendant rights of ownership. The Collateral, together with all attendant rights of ownership, may also be pledged, repledged, hypothecated or rehypothecated either separately or in common with other property in accordance with Rule 15c3-3 of the 1934 Act.

         (b) MS&Co. shall not subject the Collateral to any other right, charge, security interest, lien, claim or encumbrance in favor of any party or any person claiming through MS&Co. which is superior to Lender's interest.

         (c) MS&Co. may not release the Collateral to the Borrower without the prior written consent of Lender.

         (d) In the event of Default by the Lender as defined in Clause 12 of the Agreement, MS&Co. shall deliver the Collateral to Borrower upon written notice from Lender. MS&Co. shall not be required to make any determination as to whether any such delivery is made in accordance with the provisions of the Agreement.

7.       Status of MS&Co.

         (a) MS&Co. has no obligation, by guarantee, endorsement or otherwise, with respect to performance of MSIL's obligations to the Counterparty, nor with respect to performance of the Counterparty's obligations to MSIL. Unless otherwise agreed, MS&Co. will not extend credit to finance any Loan.

         (b) MS&Co.'s sole role in Loans underlying the Agreement and this Supplement is as an agent of MSIL and the Counterparty, on a disclosed basis, to hold Collateral (if requested) on behalf of Lender and to perform only the duties enumerated herein.

         (c) Notwithstanding anything herein to the contrary, MS&Co. shall not have any obligation or liability to Lender or Borrower with respect to monitoring of the Value of Securities given as Collateral pursuant to the Agreement.

8.       Submission to Jurisdiction

         (a) Notwithstanding anything to the contrary contained in Section 24 of the Agreement, any legal action or proceeding with respect to any Loan, the Agreement or this Supplement shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Counterparty on behalf of itself and each Account (if applicable) hereby accepts for itself and for each Account (if applicable) and in respect of its property and the property of each Account (if applicable), generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive trial by jury, and the Counterparty, on behalf of itself and each Account (if applicable), hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdiction.

         (b) The Counterparty hereby is authorized to and hereby irrevocably designates itself, located at c/o Baker Capital Corp., 540 Madison Avenue, New York, New York 10022, United States, as the designee, appointee and agent of the Counterparty and each Account (if applicable) to receive, for and on behalf of the Counterparty and each Account (if applicable), service of process in any legal action or proceeding with respect to any Loan, the Agreement or this Supplement. The Counterparty further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Counterparty at its said address, such service to become effective 30 days after such mailing.

         (c) MSIL hereby irrevocably designates MS&Co., located at 1585 Broadway, New York, New York 10036, as the designee, appointee and agent of MSIL to receive, for and on behalf of MSIL, service of process in any legal action or proceeding with respect to any Loan, the Agreement, and this Supplement. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to MSIL at its address for notices, but the failure of MSIL to receive such copy shall not affect in any way the service of such process. MSIL further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to MSIL at its said address, such service to become effective 30 days after such mailing.

9. Appointment of Agent. Each Party appoints MS&Co. to act as the agent with regard to any and all actions necessary to effect Loans as described in this Supplement.

10. Acknowledgment of Agent's Appointment. MS&Co. acknowledges and agrees to its appointment as agent for the Counterparty and MSIL to effect Loans as described in this Supplement.

11. Counterparty Representations and Warranties. In addition to the representations and warranties in the Agreement, the Counterparty represents and warrants at the time it enters into a Loan the following:

         (a) It is a major U.S. institutional investor or U.S. institutional investor pursuant to Rule 15a-6 of the 1934 Act and any no action letters issued pursuant thereto. A "U.S. institutional investor" is defined as an investment company registered with the United States Securities and Exchange Commission under Section 8 of the United States Investment Company Act of 1940; a bank, savings and loan association, insurance company, business development company, small business investment company or employee benefit plan defined in Rule 501(a)(1) of Regulation D under the United States Securities Act of 1933 (the "1933 Act"); a private business development company defined in Rule 501(a)(2) of Regulation D of the 1933 Act; an organization described in Section 501(c)(3) of the United States Internal Revenue Code, as defined in Rule 501(a)(3) of Regulation D of the 1933 Act or a trust defined in Rule 501(a)(7) of Regulation D of the 1933 Act. A "major U.S. institutional investor" is defined as (i) a U.S. institutional investor that has, or has under management, total assets in excess of $100 million; provided, however, that for purposes of determining the total assets of an investment company under this rule, the investment company may include the assets of any family of investment companies of which it is a part, (ii) an investment adviser registered under the Investment Advisers Act of 1940 that has total assets under management in excess of $100 million or (iii) any entity, including any investment adviser (whether or not registered under the Investment Advisers Act), that owns or controls (or, in the case of an investment adviser, has under management) in excess of $100 million in aggregate financial assets (i.e., cash, money-market instruments, securities of unaffiliated issuers, futures and options on futures and other derivative instruments); and/or

         (b) It is a Qualified Institutional Buyer as defined in Rule 144A under the 1933 Act.

         (c) Counterparty further represents and warrants throughout the term of the Agreement that it is duly authorized to act on its behalf in connection with this Supplement and if Counterparty is acting on behalf of Accounts, it represents and warrants that it is duly authorized to act on behalf of such Account.

12. Hold Harmless. The Parties acknowledge that MS&Co. is acting as an agent and the Parties agree to hold MS&Co. harmless from all liability except for losses caused by MS&Co.'s gross negligence or willful misconduct.

13. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice or conflict of law doctrine.

14. Counterparts. This Supplement may be executed in counterparts, each of which shall be deemed an original.

15. Conflicts. If there is any conflict between the terms of this Supplement and the Agreement, the terms of this Supplement shall govern.

All terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.



BAKER COMMUNICATIONS                            MORGAN STANLEY & CO.
FUND, L.P.                                      INTERNATIONAL LIMITED
For Itself or for Itself and on behalf
of each Account

By: Baker Capital Partners LLC                  By:___________________________
Name: __________________                        Name: __________________
Title: _____________                            Title: ___________________



                                                Accepted and Agreed:

                                                MORGAN STANLEY & CO.
                                                INCORPORATED, as Agent


                                                By:___________________________
                                                Name: _________________
                                                Title: __________________

               Annex II to Overseas Securities Lender's Agreement


         Notwithstanding any other provisions in the Overseas Securities Lender's Agreement dated April 19, 2000 between these parties (the "Agreement"), including Annex I to Overseas Securities Lender's Agreement ("Annex I"), the terms and provisions of this Annex II supersede any terms and provisions in the Agreement or Annex I that are inconsistent with terms and provisions of this Annex II.


General Terms:

Issuer of Security:           QS Communications AG

SEDOL:                        5944318

Borrowing Request:            April 20, 2000

Settlement Date:              April 25, 2000

Quantity:                     Up to 3,030,000 shares of common stock

Collateral:                   Cash or U.S. governmental securities with a fair
                              market value on each business day at least equal to the fair market value of the borrowed securities at the close of business on the preceding business day, as further described in Clause 6(H) of the Agreement. For purposes of Clause 6(H), the Margin shall be zero.

Interest Rate:                None

Distributions with respect    If a dividend or other distribution is made with
to Borrowed Securities        respect to the borrowed securities during the
                              lending period, the Borrower shall make a payment to the Lender of an amount equivalent to all such dividends or distributions which the owner of such securities is entitled receive

Re-delivery Date:             May 18, 2000 on which date the Borrower shall
                              return identical securities to those which were lent; provided, however, that the Lender may terminate this securities loan at any time upon five business days notice, in which case the Borrower must return to the Lender identical securities. For these purposes, identical securities means securities of the same class and issue as the securities lent to the Borrower. In the event of a reorganization, recapitalization or merger of the issuer of the securities during the term of the loan, the Borrower will return equivalent securities.

Lender's Warranties:          The warranty of the Lender contained in Clause
                              10(C) of the Agreement is subject to the lock-up agreements entered into by the Lender in connection with the initial public offering of the common stock of QS Communications AG.

The parties agree that Morgan Stanley & Co. International Limited shall reimburse you for any reasonable expenses incurred in connection with the entering into, and the implementation of, the Agreement up to an amount equivalent to 0.50% of the value of the borrowed securities (market-to-market on every business day until re-delivery date.

The Agreement, as modified by Annex I and Annex II, is intended to comply with the requirements of Sections 512(a)(5)(B) and 1058(b) of the Internal Revenue Code of 1986, as amended, and any provisions contained therein are to be construed accordingly.

    IN WITNESS WHEREOF this Agreement has been executed on behalf of the Parties the day and year first above written.


MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
Name:
Title:


Baker Communications Fund, L.P.

By: Baker Capital Partners, LLC
Name:
Title: